CUSTODY AGREEMENT
                                -----------------

     THIS AGREEMENT, is made of June 1, 1994, by and between SCHWARTZ INVESTMENT TRUST, a business trust organized under the laws of the State of Ohio (the "Trust"), acting with respect to THE SCHWARTZ VALUE FUND (the "Fund"), a series of the Trust operated and administered by the Trust, and THE FIFTH THIRD BANK, a banking company organized under the laws of the State of Ohio (the "Custodian").

                              W I T N E S S E T H:
                              --------------------

     WHEREAS, the Trust desires that the Fund's Securities and cash be held and administered by the Custodian pursuant to this Agreement; and

     WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS,   the  Custodian   represents   that  it  is  a  bank  having  the
qualifications prescribed in Section 26(a)(i) of the 1940 Act;

     NOW, THEREFORE, in consideration of the mutual agreements herein made, the Trust and the Custodian hereby agree as follows:

                                    ARTICLE I
                                    ---------

                                   DEFINITIONS
                                   -----------

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

     1.1 "AUTHORIZED PERSON" means any Officer or other person duly authorized by resolution of the Board of Trustees to give Oral Instructions and Written Instructions on behalf of the Fund and named in Exhibit A hereto or in such resolutions of the Board of Trustees, certified by an Officer, as may be received by the Custodian from time to time.

     1.2 "BOARD OF TRUSTEES" shall mean the Trustees from time to time serving under the Trust's Agreement and Declaration of Trust, as from time to time amended.

     1.3 "BOOK-ENTRY SYSTEM" shall mean a federal book-entry system as provided in Subpart O of Treasury Circular No. 300, 31 CFR 306, in Subpart B of 31 CFR
Part 350, or in such book-entry regulations of federal agencies as are substantially in the form of such Subpart O.

     1.4 "BUSINESS DAY" shall mean any day recognized as a settlement day by The New York Stock Exchange, Inc. and any other day for which the Trust computes the net asset value of Shares of the Fund.

     1.5  "NASD" shall mean The National Association of Securities Dealers, Inc.

     1.6 "OFFICER" shall mean the Chairman of the Board, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer of the Trust.

     1.7 "ORAL INSTRUCTIONS" shall mean instructions orally transmitted to and accepted by the Custodian because such instructions are: (i) reasonably believed by the Custodian to have been given by an Authorized Person, (ii) recorded and kept among the records of the Custodian made in the ordinary course of business and (iii) orally confirmed by the Custodian. The Trust shall cause all Oral Instructions to be confirmed by Written Instructions prior to the end of the next Business Day. If such Written Instructions confirming Oral Instructions are not received by the Custodian prior to a transaction, it shall in no way affect the validity of the transaction or the authorization thereof by the Trust. If Oral Instructions vary from the Written Instructions which purport to confirm them, the Custodian shall notify the Trust of such variance but such Oral Instructions will govern unless the Custodian has not yet acted.

     1.8 "FUND CUSTODY ACCOUNT" shall mean any account in the name of the Trust, which is provided for in Section 3.2 below.

     1.9  "PROPER   INSTRUCTIONS"   shall  mean  Oral  Instructions  or  Written
Instructions. Proper Instructions may be continuing Written Instructions when deemed appropriate by both parties.

     1.10 "SECURITIES DEPOSITORY" shall mean The Depository Trust Company and (provided that Custodian shall have received a copy of a resolution of the Board of Trustees, certified by an Officer, specifically approving the use of such clearing agency as a depository for the Fund) any other clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities and Exchange Act of 1934 as amended (the "1934 Act"), which acts as a system for the central handling of Securities where all Securities of any particular class or series of an issuer deposited within the system are treated as fungible and may be transferred or pledged by bookkeeping entry without physical delivery of the Securities.

     1.11 "SECURITIES" shall include, without limitation, common and preferred stocks, bonds, call options, put options, debentures, notes, bank certificates of deposit, bankers' acceptances, mortgage-backed securities, other money market instruments or other obligations, and any certificates, receipts, warrants or other instruments or documents representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or any similar property or assets that the Custodian has the facilities to clear and to service.

     1.12 "SHARES" shall mean the units of beneficial interest issued by the Trust on account of the Fund.

     1.13 "WRITTEN INSTRUCTIONS" shall mean (i) written communications actually received by the Custodian and signed by an Authorized Person, or (ii) communications by telex or any other such system from a person reasonably believed by the Custodian to be an Authorized Person, or (iii) communications transmitted electronically through the Institutional Delivery System (IDS), or any other similar electronic instruction system acceptable to Custodian and approved by resolutions of the Board of Trustees, a copy of which, certified by an Officer, shall have been delivered to the Custodian.

                                   ARTICLE II
                                   ----------

                            APPOINTMENT OF CUSTODIAN
                            ------------------------

     2.1 APPOINTMENT. The Trust hereby constitutes and appoints the Custodian as custodian of all Securities and cash owned by or in the possession of the Trust at any time during the period of this Agreement which are delivered to the Custodian, provided that such Securities or cash at all times shall be and remain the property of the Trust.

     2.2 ACCEPTANCE. The Custodian hereby accepts appointment as such custodian and agrees to perform the duties thereof as hereinafter set forth.

                                   ARTICLE III
                                   -----------

                         CUSTODY OF CASH AND SECURITIES
                         ------------------------------

     3.1 SEGREGATION. All Securities and non-cash property held by the Custodian for the account of the Fund, except Securities maintained in a Securities Depository or Book-Entry System, shall be segregated from other Securities and non-cash property in the possession of the Custodian and shall be identified as subject to this Agreement.

     3.2 FUND CUSTODY ACCOUNT. The Custodian shall open and maintain in its trust department a custody account in the name of the Trust coupled with the name of the Fund, subject only to Proper Instructions, in which the Custodian shall enter and carry all Securities, cash and other assets of the Fund which are delivered to it.

     3.3 APPOINTMENT OF AGENTS. In its discretion, the Custodian may appoint, and at any time remove, any domestic bank or trust company, which has been approved by the Board of Trustees and is qualified to act as a custodian under the 1940 Act, as sub-custodian to hold Securities and cash of the Fund and to carry out such other provisions of this Agreement as it may determine, and may also open and maintain one or more banking accounts with such a bank or trust company (any such accounts to be in the name of the Custodian and subject only to its draft or order), provided, however, that the appointment of any such agent or opening and maintenance of any such accounts shall be at the Custodian's expense, unless at the direction of the Trust, and shall not relieve the Custodian of any of its obligations or liabilities under this Agreement.

     3.4 DELIVERY OF ASSETS TO CUSTODIAN. The Trust shall deliver, or cause to be delivered, to the Custodian all of the Fund's Securities, cash and other assets, including (a) all payments of income, payments of principal and capital distributions received by the Fund with respect to such Securities, cash or other assets owned by the Fund at any time during the period of this Agreement, and (b) all cash received by the Fund for the issuance, at any time during such period, of Shares. The Custodian shall not be responsible for such Securities, cash or other assets until actually received by it.

     3.5 SECURITIES DEPOSITORIES AND BOOK-ENTRY SYSTEMS. The Custodian may deposit and/or maintain Securities of the Fund in a Securities Depository or in a Book-Entry System, subject to the following provisions:

          (a) Prior to a deposit of Securities of the Fund in any Securities Depository or Book-Entry System, the Trust shall deliver to the Custodian a resolution of the Board of Trustees, certified by an Officer, authorizing and instructing the Custodian on an on-going basis to deposit in such Securities Depository or Book-Entry System all Securities eligible for deposit therein and to make use of such Securities Depository or Book-Entry System to the extent possible and practical in connection with its performance hereunder, including, without limitation, in connection with settlements of purchases and sales of Securities, loans of Securities, and deliveries and returns of collateral consisting of Securities. So long as such Securities Depository or Book-Entry System shall continue to be employed for the deposit of Securities of the Fund, the Trust shall annually re-adopt such resolution and deliver a copy thereof, certified by an Officer, to the Custodian.

          (b) Securities of the Fund kept in a Book-Entry System or Securities Depository shall be kept in an account ("Depository Account") of the Custodian in such Book-Entry System or Securities Depository which includes only assets held by the Custodian as a fiduciary, custodian or otherwise for customers.

          (c) The records of the Custodian and the Custodian's account on the books of the Book-Entry System and Securities Depository as the case may be, with respect to Securities of a Fund maintained in a Book-Entry System or

               Securities   Depository  shall,  by  book-entry,   identify  such
               Securities as belonging to the Fund.

          (d) If Securities purchased by the Fund are to be held in a Book-Entry System or Securities Depository, the Custodian shall pay for such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that such Securities have been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. If Securities sold by the Fund are held in a Book-Entry System or Securities Depository, the Custodian shall transfer such Securities upon (i) receipt of advice from the Book-Entry System or Securities Depository that payment for such Securities has been transferred to the Depository Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund.

          (e) The Custodian shall as may be reasonably requested, provide the Trust with copies of any report (obtained by the Custodian from a Book-Entry System or Securities Depository in which Securities of the Fund are kept) on the internal accounting controls and procedures for safeguarding Securities deposited in such Book-Entry System or Securities Depository.

          (f) Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Trust for any loss or damage to the Fund resulting from the use of a Book-Entry System or Securities Depository by reason of any negligence or willful misconduct on the part of Custodian or any sub-custodian appointed pursuant to Section 3.3 above or any of its or their employees. At its election, the Trust shall be subrogated to the rights of the Custodian with respect to any claim against a Book-Entry System or Securities Depository or any other person from any loss or damage to the Fund arising from the use of such Book-Entry System or Securities Depository, if and to the extent that the Fund has not been made whole for any such loss or damage.

     3.6 DISBURSEMENT OF MONEYS FROM FUND CUSTODY ACCOUNT. Upon receipt of Proper Instructions, the Custodian shall disburse moneys from the Fund Custody Account but only in the following cases:

          (a) For the purchase of Securities for the Fund but only in accordance with Section 4.1 of this Agreement and only (i) in the case of Securities (other than options on Securities, futures contracts and options on futures contracts), against the delivery to the Custodian (or any sub-custodian appointed pursuant to
               Section 3.3 above) of such  Securities  registered as provided in
               Section 3.9 below or in proper form for transfer, or if the purchase of such Securities is effected through a Book-Entry System or Securities Depository, in accordance with the conditions set forth in Section 3.5 above; (ii) in the case of options on Securities, against delivery to the Custodian (or such sub-custodian) of such receipts as are required by the customs prevailing among dealers in such options; (iii) in the case of futures contracts and options on futures contracts, against delivery to the Custodian (or such sub-custodian) of evidence of title thereto in favor of the Trust or any nominee referred to in
               Section 3.9 below; and (iv) in the case of repurchase or reverse repurchase agreements entered into between the Trust and a bank which is a member of the Federal Reserve System or between the Trust and a primary dealer in U.S. Government securities, against delivery of the purchased Securities either in certificate form or through an entry crediting the Custodian's account at a Book-Entry System or Securities Depository for the account of the Fund with such Securities;

          (b) In connection with the conversion, exchange or surrender, as set forth in Section 3.7(f) below, of Securities owned by the Fund;

          (c) For the payment of any dividends or capital gain distributions declared by the Fund;

          (d)  In  payment  of the  redemption  price of Shares as  provided  in
               Section 5.1 below;

          (e) For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: interest; taxes; administration, investment advisory, accounting, auditing, transfer agent, custodian, trustee and legal fees; and other operating expenses of the Fund; in all cases, whether or not such expenses are to be in whole or in part capitalized or treated as deferred expenses;

          (f) For transfer in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD, relating to compliance with rules of The Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Trust;

          (g) For transfer in accordance with the provision of any agreement among the Trust, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Fund;

          (h) For the funding of any uncertificated time deposit or other interest-bearing account with any banking institution (including the Custodian), which deposit or account has a term of one year or less; and

          (i) For any other proper purposes, but only upon receipt, in addition to Proper Instructions, a copy of a resolution of the Board of Trustees, certified by an Officer, specifying the amount and purpose of such payment, declaring such purpose to be a proper purpose and naming the person or persons to whom payment is to be made.

     3.7 DELIVERY OF SECURITIES FROM FUND CUSTODY ACCOUNT. Upon receipt of Proper Instructions, the Custodian shall release and deliver Securities from the Fund Custody Account but only in the following cases:

          (a) Upon the sale of Securities for the account of the Fund but only against receipt of payment therefore in cash, by certified or cashiers check or bank credit;

          (b) In the case of a sale effected through a Book-Entry System or Securities Depository, in accordance with the provisions of
               Section 3.5 above;

          (c) To an Offeror's depository agent in connection with tender or other similar offers for Securities of the Fund; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

          (d) To the issuer thereof or its agent (i) for transfer into the name of the Fund, the Custodian or any sub-custodian appointed pursuant to Section 3.3 above, or of any nominee or nominees of any of the foregoing, or (ii) for exchange for a different number of certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new Securities are to be delivered to the Custodian;

          (e) To the broker selling Securities, for examination in accordance with the "street delivery" custom;

          (f) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the issuer of such Securities, or pursuant to provisions for conversion contained in such Securities, or pursuant to any deposit agreement, including surrender or receipt of underlying Securities in connection with the issuance or cancellation of depository receipts; provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

          (g) Upon receipt of payment therefore pursuant to any repurchase or reverse repurchase agreement entered into by the Fund;

          (h) In the case of warrants, rights or similar Securities, upon the exercise thereof, provided that, in any such case, the new Securities and cash, if any, are to be delivered to the Custodian;

          (i) For delivery in connection with any loans of Securities of the Fund, but only against receipt of such collateral as the Trust shall have specified to the Custodian in Proper Instructions;

          (j) For delivery as security in connection with any borrowings by the Trust on behalf of the Fund requiring a pledge of assets by the Trust, but only against receipt by the Custodian of the amounts borrowed;

          (k) Pursuant to any authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of the Trust or the Fund;

          (l) For delivery in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD, relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or of any similar organization or organizations) regarding escrow or other arrangements in connection with transactions by the Fund;

          (m) For delivery in accordance with the provisions of any agreement among the Trust on behalf of the Fund, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any contract market (or any similar organization or organizations) regarding account deposits in connection with transactions by the Trust on behalf of the Fund; or

          (n) For any other proper corporate purposes, but only upon receipt in addition to Proper Instructions, of a copy of a resolution of the Board of Trustees, certified by an Officer, specifying the amount and purpose of such payment, declaring such purpose to be a proper purpose and naming the person or persons to whom payment is to be made.

     3.8 ACTIONS NOT REQUIRING PROPER INSTRUCTIONS. Unless otherwise instructed by the Trust, the Custodian shall with respect to all Securities held for the Fund;

          (a) Subject to Section 7.4 below, collect on a timely basis all income and other payments to which the Fund is entitled either by law or pursuant to custom in the securities business;

          (b) Present for payment and, subject to Section 7.4 below, collect on a timely basis the amount payable upon all Securities which may mature or be called, redeemed, or retired, or otherwise become payable;

          (c) Endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments;

          (d) Surrender interim receipts or Securities in temporary form for Securities in definitive form;

          (e) Execute, as custodian, any necessary declarations or certificates of ownership under the federal income tax laws or the laws or regulations of any other taxing authority now or hereafter in effect, and prepare and submit reports to the Internal Revenue Service ("IRS") and to the Trust at such time, in such manner and containing such information as is prescribed by the IRS;

          (f) Hold for the Fund, either directly or, with respect to Securities held therein, through a Book-Entry System or Securities Depository, all rights and similar securities issued with respect to Securities of the Fund; and

          (g) Execute in the name of the Fund such ownership and other certificates as may be required to obtain the payment of income from Securities;

          (h) In general, and except as otherwise directed in Proper Instructions, attend to all non-discretionary details in connection with sale, exchange, substitution, purchase, transfer and other dealings with Securities and assets of the Fund.

     3.9 REGISTRATION AND TRANSFER OF SECURITIES. All Securities held for the Fund that are issued or issuable only in bearer form shall be held by the Custodian in that form, provided that any such Securities shall be held in a Book-Entry System for the account of the Trust on behalf of the Fund, if eligible therefore. All other Securities held for the Fund may be registered in the name of the Fund, the Custodian, or any sub-custodian appointed pursuant to
Section 3.3 above, or in the name of any nominee of any of them, or in the name of a Book-Entry System, Securities Depository or any nominee of either thereof; provided, however, that such Securities are held specifically for the account of the Trust on behalf of the Fund. The Trust shall furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of any of the nominees hereinabove referred to or in the name of a Book-Entry System or Securities Depository, any Securities registered in the name of the Fund.

     3.10 RECORDS. (a) The Custodian shall maintain, by Fund, complete and accurate records with respect to Securities, cash or other property held for the Trust, including (i) journals or other records of original entry containing an itemized daily record in detail of all receipts and deliveries of Securities and all receipts and disbursements of cash; (ii) ledgers (or other records) reflecting (A) Securities in transfer, (B) Securities in physical possession,
(C) monies and Securities borrowed and monies and Securities loaned (together with a record of the collateral therefore and substitutions of such collateral),
(D) dividends and interest received, and (E) dividends receivable and interest accrued; and (iii) cancelled checks and bank records related thereto. The Custodian shall keep such other books and records of the Trust as the Trust shall reasonably request, or as may be required by the 1940 Act, including, but not limited to, Section 31 of the 1940 Act and Rule 31a-2 promulgated thereunder. (b) All such books and records maintained by the Custodian shall (i) be maintained in a form acceptable to the Trust and in compliance with rules and regulations of the Securities and Exchange Commission, (ii) be the property of the Trust and at all times during the regular business hours of the Custodian be made available upon request for inspection by duly authorized officers, employees or agents of the Trust and employees or agents of the Securities and Exchange Commission, and (iii) if required to be maintained by Rule 31a-1 under the 1940 Act, be preserved for the periods prescribed in Rule 31a-2 under the 1940 Act.

     3.11 FUND REPORTS BY CUSTODIAN. The Custodian shall furnish the Trust with a daily activity statement by Fund and a summary of all transfers to or from the Fund Custody Account on the day following such transfers. At least monthly and from time to time, the Custodian shall furnish the Trust with a detailed statement of the Securities and moneys held for the Trust under this Agreement.

     3.12 OTHER REPORTS BY CUSTODIAN. The Custodian shall provide the Trust with such reports, as the Trust may reasonably request from time to time, on the internal accounting controls and procedures for safeguarding Securities, which are employed by the Custodian or any sub-custodian appointed pursuant to Section
3.3 above.

     3.13 PROXIES AND OTHER MATERIALS. The Custodian shall cause all proxies, if any, relating to Securities which are not registered in the name of the Fund, to be promptly executed by the registered holder of such Securities, without indication of the manner in which such proxies are to be voted, and shall include all other proxy materials, if any, promptly deliver to the Trust such proxies, all proxy soliciting materials and all notices relating to such Securities.

     3.14 INFORMATION ON CORPORATE ACTIONS. The Custodian shall promptly transmit to the Trust all written information received by the Custodian from issuers of Securities being held for the Fund or from agents of such issuers. The Custodian shall also promptly notify the Trust of corporate actions upon receipt thereof, limited to those Securities registered in nominee name and to those Securities held at a Depository or sub-custodian acting as agent for Custodian. Custodian will be responsible only if the notice of such corporate actions is published by the Financial Daily Card Service, J.J. Kenny Called Bond Service or Depository Trust Company. With respect to tender or exchange offers, the Custodian shall promptly transmit to the Trust all written information received by the Custodian from issuers of the Securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. If the Trust desires to take action with respect to any tender offer, exchange offer or other similar transaction, the Trust shall notify the Custodian at least five Business Days prior to the date on which the Custodian is to take action. For those responses received after the deadline, Custodian will affect such action for receipt or payment, subject to the limitations of the agent(s) affecting such actions. The Trust will provide or cause to be provided to Custodian with all relevant information for any Security which has unique put/option provisions and provide Custodian with specific tender instructions at least five Business Days prior to the beginning date of the tender period.

                                   ARTICLE IV
                                   ----------

                  PURCHASE AND SALE OF INVESTMENTS OF THE FUND
                  --------------------------------------------

     4.1 PURCHASE OF SECURITIES. Promptly upon each purchase of Securities for the Fund, Written Instructions shall be delivered to the Custodian, specifying
(a) the name of the issuer or writer of such Securities, and the title or other description thereof, (b) the number of shares, principal amount (and accrued interest, if any) or other units purchased, (c) the date of purchase and settlement, (d) the purchase price per unit, (e) the total amount payable upon such purchase, and (f) the name of the person to whom such amount is payable. The Custodian shall upon receipt of such Securities purchased by the Fund pay out of the moneys held for the account of the Fund the total amount specified in such Written Instructions to the person named therein. The Custodian shall not be under any obligation to pay out moneys to cover the cost of a purchase of Securities for the Fund, if in the Fund Custody Account there is insufficient cash available to the Fund for which such purchase was made.

     4.2 LIABILITY FOR PAYMENT IN ADVANCE OF RECEIPT OF SECURITIES PURCHASED. In any and every case where payment for the purchase of Securities for the Fund is made by the Custodian in advance of receipt for the account of the Fund of the Securities purchased but in the absence of specified Written or Oral Instructions to so pay in advance, the Custodian shall be liable to the Fund for such Securities to the same extent as if the Securities had been received by the Custodian.

     4.3 SALE OF SECURITIES. Promptly upon each sale of Securities by the Fund, Written Instructions shall be delivered to the Custodian, specifying (a) the name of the issuer or writer of such Securities, and the title or other description thereof, (b) the number of shares, principal amount (and accrued interest, if any), or other units sold, (c) the date of sale and settlement, (d) the sale price per unit, (e) the total amount payable upon such sale, and (f) the person to whom such Securities are to be delivered. Upon receipt of the total amount payable to the Fund as specified in such Written Instructions, the Custodian shall deliver such Securities to the person specified in such Written Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

     4.4 DELIVERY OF SECURITIES SOLD. Notwithstanding Section 4.3 above or any other provision of this Agreement, the Custodian, when instructed to deliver Securities against payment, shall be entitled, if in accordance with generally accepted market practice, to deliver such Securities prior to actual receipt of final payment therefore. In any such case, the Fund shall bear the risk that final payment for such Securities may not be made or that such Securities may be returned or otherwise held or disposed of by or through the person to whom they were delivered, and the Custodian shall have no liability for any of the foregoing.

     4.5 PAYMENT FOR SECURITIES SOLD, ETC. In its sole discretion and from time to time, the Custodian may credit the Fund Custody Account, prior to actual receipt of final payment thereof, with (i) proceeds from the sale of Securities which it has been instructed to deliver against payment, (ii) proceeds from the redemption of Securities or other assets of the Fund, and (iii) income from cash, Securities or other assets of the Fund. Any such credit shall be conditional upon actual receipt by Custodian of final payment and may be reversed if final payment is not actually received in full. The Custodian may, in its sole discretion and from time to time, permit the Fund to use funds so credited to the Fund Custody Account in anticipation of actual receipt of final payment. Any such funds shall be repayable immediately upon demand made by the Custodian at any time prior to the actual receipt of all final payments in anticipation of which funds were credited to the Fund Custody Account.

     4.6 ADVANCES BY CUSTODIAN FOR SETTLEMENT. The Custodian may, in its sole discretion and from time to time, advance funds to the Trust to facilitate the settlement of the Fund's transactions in the Fund Custody Account. Any such advance shall be repayable immediately upon demand made by Custodian.

                                    ARTICLE V
                                    ---------

                            REDEMPTION OF FUND SHARES
                            -------------------------

     5.1 TRANSFER OF FUNDS. From such funds as may be available for the purpose in the Fund Custody Account, and upon receipt of Proper Instructions specifying that the funds are required to redeem Shares of the Fund, the Custodian shall wire each amount specified in such Proper Instructions to or through such bank as the Trust may designate with respect to such amount in such Proper Instructions.

     5.2 NO DUTY REGARDING PAYING BANKS. The Custodian shall not be under any obligation to effect payment or distribution by any bank designated in Proper Instructions given pursuant to Section 5.1 above of any amount paid by the Custodian to such bank in accordance with such Proper Instructions.

                                   ARTICLE VI
                                   ----------

                               SEGREGATED ACCOUNTS
                               -------------------

     Upon receipt of Proper Instructions, the Custodian shall establish and maintain a segregated account or accounts for and on behalf of the Fund, into which account or accounts may be transferred cash and/or Securities, including Securities maintained in a Depository Account,

          (a) in accordance with the provisions of any agreement among the Trust, the the Custodian and a broker-dealer registered under the 1934 Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Trust and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund,

          (b) for purposes of segregating cash or Securities in connection with securities options purchased or written by the Fund or in connection with financial futures contracts (or options thereon) purchased or sold by the Fund,

          (c) which constitute collateral for loans of Securities made by the Fund,

          (d) for purposes of compliance by the Fund with requirements under the 1940 Act for the maintenance of segregated accounts by registered investment companies in connection with reverse repurchase agreements and when-issued, delayed delivery and firm commitment transactions, and

          (e) for other proper corporate purposes, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees, certified by an Officer, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

                                   ARTICLE VII
                                   -----------

                            CONCERNING THE CUSTODIAN
                            ------------------------

     7.1 STANDARD OF CARE. The Custodian shall be held to the exercise of reasonable care in carrying out its obligations under this Agreement, and shall be without liability to the Trust for any loss, damage, cost, expense (including attorneys' fees and disbursements), liability or claim unless such loss, damages, cost, expense, liability or claim arises from negligence, bad faith or willful misconduct on its part or on the part of any sub-custodian appointed pursuant to Section 3.3 above. The Custodian shall be entitled to rely on and may act upon advice of counsel on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. The Custodian shall promptly notify the Trust of any action taken or omitted by the Custodian pursuant to advice of counsel. The Custodian shall not be under any obligation at any time to ascertain whether the Trust is in compliance with the 1940 Act, the regulations thereunder, the provisions of the Trust's charter documents or by-laws, or its investment objectives and policies as then in effect.

     7.2 ACTUAL COLLECTION REQUIRED. The Custodian shall not be liable for, or considered to be the custodian of, any cash belonging to the Fund or any money represented by a check, draft or other instrument for the payment of money, until the Custodian or its agents actually receive such cash or collect on such instrument.

     7.3 NO RESPONSIBILITY FOR TITLE, ETC. So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received or delivered by it pursuant to this Agreement.

     7.4 LIMITATION ON DUTY TO COLLECT. Custodian shall not be required to enforce collection, by legal means or otherwise, of any money or property due and payable with respect to Securities held for the Fund if such Securities are in default or payment is not made after due demand or presentation.

     7.5 RELIANCE UPON DOCUMENTS AND INSTRUCTIONS. The Custodian shall be entitled to rely upon any certificate, notice or other instrument in writing received by it and reasonably believed by it to be genuine. The Custodian shall be entitled to rely upon any Oral Instructions and/or any Written Instructions actually received by it pursuant to this Agreement.

     7.6 EXPRESS DUTIES ONLY. The Custodian shall have no duties or obligations whatsoever except such duties and obligations as are specifically set forth in this Agreement, and no covenant or obligation shall be implied in this Agreement against the Custodian.

     7.7 CO-OPERATION. The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Trust to keep the books of account of the Fund and/or compute the value of the assets of the Fund. The Custodian shall take all such reasonable actions as the Trust may from time to time request to enable the Trust to obtain, from year to year, favorable opinions from the Trust's independent accountants with respect to the Custodian's activities hereunder in connection with (a) the preparation of the Trust's reports on Form N-1A and Form N-SAR and any other reports required by the Securities and Exchange Commission, and (b) the fulfillment by the Trust of any other requirements of the Securities and Exchange Commission.

                                  ARTICLE VIII
                                  ------------

                                 INDEMNIFICATION
                                 ---------------

     8.1 INDEMNIFICATION. The Trust shall indemnify and hold harmless the Custodian and any sub-custodian appointed pursuant to Section 3.3 above, and any nominee of the Custodian or of such sub-custodian, from and against any loss, damage, cost, expense (including attorneys' fees and disbursements), liability (including, without limitation, liability arising under the Securities Act of 1933, the 1934 Act, the 1940 Act, and any state or foreign securities and/or banking laws) or claim arising directly or indirectly (a) from the fact that Securities are registered in the name of any such nominee, or (b) from any action or inaction by the Custodian or such sub-custodian (i) at the request or direction of or in reliance on the advice of the Trust, or (ii) upon Proper Instructions, or (c) generally, from the performance of its obligations under this Agreement or any sub-custody agreement with a sub-custodian appointed pursuant to Section 3.3 above, provided that neither the Custodian nor any such sub-custodian shall be indemnified and held harmless from and against any such loss, damage, cost, expense, liability or claim arising from the Custodian's or such sub-custodian's negligence, bad faith or willful misconduct.

     8.2 INDEMNITY TO BE PROVIDED. If the Trust requests the Custodian to take any action with respect to Securities, which may, in the opinion of the Custodian, result in the Custodian or its nominee becoming liable for the payment of money or incurring liability of some other form, the Custodian shall not be required to take such action until the Trust shall have provided indemnity therefore to the Custodian in an amount and form satisfactory to the Custodian.

                                   ARTICLE IX
                                   ----------

                                  FORCE MAJEURE
                                  -------------

     Neither the Custodian nor the Trust shall be liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fires; floods; wars; civil or military disturbances; sabotage; strikes; epidemics; riots; power failures; computer failure and any such circumstances beyond its reasonable control as may cause interruption, loss or malfunction of utility, transportation, computer (hardware or software) or telephone communication service; accidents; labor disputes; acts of civil or military authority; governmental actions; or inability to obtain labor, material, equipment or transportation; provided, however, that the Custodian in the event of a failure or delay (i) shall not discriminate against the Fund in favor of any other customer of the Custodian in making computer time and personnel available to input or process the transactions contemplated by this Agreement and (ii) shall use its best efforts to ameliorate the effects of any such failure or delay.

                                    ARTICLE X
                                    ---------

                          EFFECTIVE PERIOD; TERMINATION
                          -----------------------------

     10.1 EFFECTIVE PERIOD. This Agreement shall become effective as of the date first set forth above and shall continue in full force and effect until terminated as hereinafter provided.

     10.2 TERMINATION. Either party hereto may terminate this Agreement by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than sixty (60) days after the date of the giving of such notice. If a successor custodian shall have been appointed by the Board of Trustees, the Custodian shall, upon receipt of a notice of acceptance by the successor custodian, on such specified date of termination (a) deliver directly to the successor custodian all Securities (other than Securities held in a Book-Entry System or Securities Depository) and cash then owned by the Fund and held by the Custodian as custodian, and (b) transfer any Securities held in a Book-Entry System or Securities Depository to an account of or for the benefit of the Fund at the successor custodian, provided that the Trust shall have paid to the Custodian all fees, expenses and other amounts to the payment or reimbursement of which it shall then be entitled. Upon such delivery and transfer, the Custodian shall be relieved of all obligations under this Agreement. The Trust may at any time immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by regulatory authorities or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

     10.3 FAILURE TO APPOINT SUCCESSOR CUSTODIAN. If a successor custodian is not designated by the Trust on or before the date of termination specified pursuant to Section 10.1 above, then the Custodian shall have the right to deliver to a bank or trust company of its own selection, which is (a) a "Bank" as defined in the 1940 Act, (b) has aggregate capital, surplus and undivided profits as shown on its then most recent published report of not less than $25 million, and (c) is doing business in New York, New York, all Securities, cash and other property held by Custodian under this Agreement and to transfer to an account of or for the Fund at such bank or trust company all Securities of the Fund held in a Book-Entry System or Securities Depository. Upon such delivery and transfer, such bank or trust company shall be the successor custodian under this Agreement and the Custodian shall be relieved of all obligations under this Agreement.

                                   ARTICLE XI
                                   ----------

                            COMPENSATION OF CUSTODIAN
                            -------------------------

     The Custodian shall be entitled to compensation as agreed upon from time to time by the Trust and the Custodian. The fees and other charges in effect on the date hereof and applicable to the Fund are set forth in Exhibit B attached hereto.

                                   ARTICLE XII
                                   -----------

                             LIMITATION OF LIABILITY
                             -----------------------

     The Trust is a business trust organized under Chapter 1746, Ohio Revised Code, and under an Agreement and Declaration of Trust, to which reference is hereby made a copy of which is on file at the office of the Secretary of state of Ohio as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of the Trust entered into in the name of the Trust or on behalf thereof by any of its Trustees, officers, employees or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, officers, employees, agents or shareholders of the Trust personally, but shall bind only the assets of the Trust, as provided in Section 1746.13(A), Ohio Revised Code and the above-mentioned Agreement and Declaration of Trust, and all persons dealing with any the Trust must look solely to the assets of the Trust for the enforcement of any claims against the Trust.

                                  ARTICLE XIII
                                  ------------

                                     NOTICES
                                     -------

     Unless otherwise specified herein, all demands, notices, instructions, and other communications to be given hereunder shall be in writing and shall be sent or delivered to the recipient at the address set forth after its name herein below:

          To the Trust:
          -------------

          Schwartz Investment Trust
          3707 West Maple Road
          Bloomfield, Michigan 48301
          Attn: George P. Schwartz
          Telephone: (313) 644-8500
          Facsimile: (313) 644-4526

          To Custodian:
          -------------

          The Fifth Third Bank
          38 Fountain Square Plaza
          Cincinnati, Ohio 45263
          Attn: Area Manager - Trust Operations
          Telephone: (513)579-5300
          Facsimile: (513)579-4312

or at such other address as either party shall have provided to the other by notice given in accordance with this Article XIII. Writing shall include transmission by or through teletype, facsimile, central processing unit connection, on-line terminal and magnetic tape.

                                   ARTICLE XIV
                                   -----------

                                  MISCELLANEOUS
                                  -------------

     14.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

     14.2 REFERENCES TO CUSTODIAN. The Trust shall not circulate any printed matter which contains any reference to Custodian without the prior written approval of Custodian, excepting printed matter contained in the prospectus or statement of additional information for the Fund and such other printed matter as merely identifies Custodian as custodian for the Fund. The Trust shall submit printed matter requiring approval to Custodian in draft form, allowing sufficient time for review by Custodian and its counsel prior to any deadline for printing.

     14.3 NO WAIVER. No failure by either party hereto to exercise and no delay by such party in exercising, any right hereunder shall operate as a waiver thereof. The exercise by either party hereto of any right hereunder shall not preclude the exercise of any other right, and the remedies provided herein are cumulative and not exclusive of any remedies provided at law or in equity.

     14.4 AMENDMENTS. This Agreement cannot be changed orally and no amendment to this Agreement shall be effective unless evidenced by an instrument in writing executed by the parties hereto.

     14.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the parties hereto on separate counterparts, each of which shall be deemed an original but all of which together shall constitute but one and the same instrument.

     14.6 SEVERABILITY. If any provision of this Agreement shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

     14.7 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party hereto without the written consent of the other party hereto.

     14.8 HEADINGS.   The  headings  of  sections  in  this  Agreement  are  for convenience of reference only and shall not affect the meaning or construction of any provision of this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed and delivered in its name and on its behalf by its representatives thereunto duly authorized, all as of the day and year first above written.

ATTEST:                                 SCHWARTZ INVESTMENT TRUST


/s/ Cynthia M. Dickinson                By: /s/ George P. Schwartz
-------------------------------             -------------------------------
                                            George P. Schwartz
                                            President

ATTEST:                                 THE FIFTH THIRD BANK


/s/ Kathryn Callom                      By: /s/ Tracie D. Hoffman
-------------------------------             -------------------------------
                                            Tracie D. Hoffman
                                            Vice President

                                                             Dated: June 1, 1994

                                    EXHIBIT A

                        TO THE CUSTODY AGREEMENT BETWEEN

               SCHWARTZ INVESTMENT TRUST AND THE FIFTH THIRD BANK

                                  June 1, 1994

                               AUTHORIZED PERSONS

     Set forth below are the names and specimen signatures of the persons authorized by the Trust to administer the Fund Custody Account.

Name                                             Signature
----                                             ---------

Gregory J. Schwartz                              /s/ Gregory J. Schwartz
                                                 -------------------------------

George P. Schwartz                               /s/ George P. Schwartz
                                                 -------------------------------

Richard L. Platte, Jr.                           /s/ Richard L. Platte, Jr.
                                                 -------------------------------

Cynthia M. Dickinson                             /s/ Cynthia M. Dickinson
                                                 -------------------------------

M. Kathleen Leugers                              /s/ M. Kathleen Leugers
                                                 -------------------------------

Robert G. Dorsey                                 /s/ Robert G. Dorsey
                                                 -------------------------------

John F. Splain                                   /s/ John F. Splain
                                                 -------------------------------

Mark J. Seger                                    /s/ Mark J. Seger
                                                 -------------------------------

                                                                       EXHIBIT B

                                FIFTH THIRD BANK

                                                                        PER UNIT
                                                                           FEE
                                                                        --------
I.   MONTHLY BASIC PER ACCOUNT FEE
          Annual Asset Based Fees
          ----------------------------------------------------------------------
          Under $25 Million                                                 1 bp
          ----------------------------------------------------------------------
          $25 - $100 Million                                              .75 bp
          ----------------------------------------------------------------------
          Over $100 Million                                                .5 bp
          ----------------------------------------------------------------------
          Minimum                                                      $2,400.00
          ----------------------------------------------------------------------

II.  SECURITY TRANSACTION FEES
          ----------------------------------------------------------------------
          DTC & Fed Eligible                                              $10.00
          ----------------------------------------------------------------------
          Physical: New York                                               25.00
          ----------------------------------------------------------------------
          Physical: non New York                                           25.00
          ----------------------------------------------------------------------
          Amortized Securities                                             25.00
          ----------------------------------------------------------------------
          Options                                                          25.00
          ----------------------------------------------------------------------
          Mutual Funds                                                     11.00
          ----------------------------------------------------------------------
          Repos/Money Markets (non 5/3)                                    11.00
          ----------------------------------------------------------------------
          Foreign - Euroclear & Cedel                                      50.00
          ----------------------------------------------------------------------
          Foreign - Other                                                    TBD
          ----------------------------------------------------------------------
          Other                                                              TBD
          ----------------------------------------------------------------------

III. SYSTEMS
          ----------------------------------------------------------------------
          Automated Securities Workstation                               $150.00
          $200.00 Initial Setup
          ----------------------------------------------------------------------
          Mainframe -To - Mainframe                                       150.00
          $200.00 Initial Setup
          ----------------------------------------------------------------------
          ACCESS                               Single Accounts             50.00
                                             Multiple Accounts            100.00
          ----------------------------------------------------------------------

IV.  MISCELLANEOUS FEES
          ----------------------------------------------------------------------
          Per Additional issue for repo collateral                         $5.00
          ----------------------------------------------------------------------
          Corporate Actions                                                25.00
          ----------------------------------------------------------------------
          Wire Transfers (In/Out)                                           7.00
          ----------------------------------------------------------------------
          Check Requests                                                    6.00
          ----------------------------------------------------------------------
          Deposit Reject                                                   25.00
          ----------------------------------------------------------------------
          Registration Fee                                                 30.00
          ----------------------------------------------------------------------
          Automated Asset Reconciliation                                   25.00
          ----------------------------------------------------------------------
          Escrow Receipt                                                    5.00
          ----------------------------------------------------------------------
          Special Services - per hr. fee                                   75.00
          ----------------------------------------------------------------------
          Other                                                              TBD
          ----------------------------------------------------------------------